                                                               Exhibit 99(a)(20)

                         MANUFACTURERS INVESTMENT TRUST



                          Establishment and Designation
                              of Classes of Shares





     The undersigned, being a majority of the Trustees of Manufacturers Investment Trust (the "Trust"), acting pursuant to Section 4.1(b) of the Agreement and Declaration of Trust of the Trust dated September 29, 1988 (the "Declaration of Trust") hereby establish and designate two classes of shares of each series of the Trust as follows:



1. The two classes of shares are designated "Class A" shares of beneficial interest and "Class B shares of beneficial interest.

2. Class A and Class B shares of beneficial interest shall be entitled to all the rights and preferences accorded Shares under the Declaration of Trust.


3. The rights and preferences of Class A and Class B shares of beneficial interest shall be established by the Trustees of the Trust in accordance with the Declaration of Trust and shall be set forth in the Trust's Multiclass Plan Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as such plan may be amended from time to time.


4. All shares of the Trust outstanding as of the date hereof shall be designated Class A shares.

     In witness whereof, the undersigned have executed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust this 16th day of July, 2001.

-----------------------------
Don B. Allen


-----------------------------
Charles L. Bardelis


-----------------------------
Samuel Hoar


-----------------------------
John D. Richardson


-----------------------------
F. David Rolwing


-----------------------------
John D. DesPrez III



The Agreement and Declaration of Trust of the Trust, dated September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that this instrument was executed by the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of them or the shareholders of the Trust individually, but are binding only upon the assets belonging to the Trust, or the particular Series of Shares in question, as the case may be.